[GLOBAL MARINE LOGO] NEWS RELEASE


GLOBAL MARINE INC. 777 N. ELDRIDGE PKWY., HOUSTON, TX 77079-4493 (281) 596-5100 FAX (281) 596-5163

                                  Contact Information:
                                  --------------------
                                  Investors: Michael R. Dawson   (281) 596-5809
                                  Media: Stephanie A. Price   (281) 596-5816

               GLOBAL MARINE REPORTS SECOND QUARTER 2001 RESULTS

                Revenues up 63 Percent to a Record $376 Million

HOUSTON, July 17, 2001 -- Global Marine Inc. (NYSE:GLM) today reported its highest quarterly revenues ever and its highest quarterly earnings in three years. For the quarter ended June 30, 2001, net income was $84.3 million, or $0.46 per diluted share, on revenues of $376 million. Net income includes a one-time gain of $22.8 million, or $0.12 per diluted share, on the sale of a special-purpose rig. For the corresponding 2000 quarter, the company reported net income of $28.1 million, or $0.16 per diluted share, on revenues of $231 million.

For the six months ended June 30, 2001, the company reported net income of $125.0 million, or $0.69 per diluted share, on revenues of $651 million. Excluding the one-time gain, net income of $102.2 million, or $0.56 per diluted share, compares to net income of $40.7 million, or $0.23 per diluted share, on revenues of $435 million for the six months ended June 30, 2000.

FINANCIAL PERFORMANCE

Global Marine Chairman, President and Chief Executive Officer Bob Rose said, "Second quarter operating and financial results were excellent. In addition to higher dayrates in all our markets, we

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Global Marine Second Quarter Earnings / Add 1


benefited from the significant contribution and outstanding operating performance of our two new ultra-deepwater drillships, which were placed into service last year."

During the second quarter, Global Marine's fleet utilization averaged 99 percent with an average dayrate of $75,500, up from utilization of 84 percent and dayrates that averaged $59,400 a year earlier. Operating income from the contract drilling segment was $90.0 million, an increase of 89 percent on revenues that were 48 percent higher than the same quarter last year.

Global Marine's drilling management services segment also posted solid quarterly results. Operating profit for the group was $10.3 million in the second quarter, which compares to $0.5 million in the first quarter of 2001 and $5.8 million in the quarter a year ago. During the second quarter of 2001, Applied Drilling Technology Inc., Global Marine's domestic drilling management services subsidiary, drilled 38 turnkey wells and performed six turnkey well completions.

In June 2001, Global Marine sold the Glomar Beaufort Sea 1, an Arctic class concrete island drilling system. The special-purpose rig was sold for $45 million, resulting in an after-tax gain of $22.8 million.

MARKET OUTLOOK

Commenting about the outlook for offshore drilling, Rose said, "Looking beyond the second quarter, market conditions are expected to remain robust in the international arena, but we are currently experiencing deteriorating market conditions in the U.S. Gulf of Mexico. International drilling is predominantly oil directed, while the U.S. Gulf of Mexico shelf is primarily a natural gas province. So, although U.S natural gas prices are still at historically attractive levels, they have declined approximately 43 percent since the beginning of the second quarter, leading many oil and gas companies to reduce their level of drilling activity in the Gulf of Mexico. We do not expect dayrates in this region to strengthen until the current downward pressure on natural gas prices abates.

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Global Marine Second Quarter Earnings / Add 2


"We believe the decline in U.S. natural gas prices is being caused by a short-term supply/demand imbalance. We shouldn't be fooled into believing the long-term North America natural gas supply problem is solved. The ever increasing depletion rates from smaller and smaller reservoirs should create a supply problem that only additional drilling can remedy. That's why we think U.S. Gulf of Mexico peak dayrates are ahead of us, not behind us.

COMPETITIVE MARKET POSITION

"With about half of our jackup fleet currently operating in the U.S. Gulf of Mexico, we are clearly exposed to the recent downward market pressures of the North American gas market," Rose said. "But the good news is our fleet is well diversified, both geographically and by rig type. To reduce Global Marine's exposure to the softening U.S. offshore rig market, we have already committed to mobilize the GLOMAR ADRIATIC IX jackup rig from the U.S. Gulf of Mexico to West Africa for a term contract with Texaco. The rig is expected to depart this week. In addition, the GLOMAR BALTIC I jackup will depart the U.S. Gulf of Mexico later this quarter for Trinidad following a significant upgrade to the vessel's drilling capabilities."

Houston-based Global Marine is a premier international offshore drilling contractor with one of the industry's youngest, most diversified and technologically advanced drilling fleets. The company's 33 premium mobile drilling units include jackups, semisubmersibles and dynamically positioned ultra-deepwater drillships. In addition, the company is the world's leading provider of drilling management services, including turnkey, project management and daywork drilling.

                          #           #            #

     Global Marine's analyst conference call to discuss the second quarter 2001 earnings can be heard live on the company's website (www.glm.com). The call will begin at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) on Tuesday, July 17, 2001. To

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                          #           #            #
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     listen to the call, it is recommended that you login on our website approximately eight to 10 minutes prior to the start of the conference call.


                           Forward-Looking Statements
                           --------------------------

     Under the Private Securities Litigation Reform Act of 1995, companies are provided a "safe harbor" for discussing their expectations regarding future performance. We believe it is in the best interests of our stockholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements include things such as our expectation that market conditions will remain robust in the international arena; our expectation that dayrates in the U.S. Gulf of Mexico will not strengthen until the current downward pressure on natural gas prices abates; our belief that the decline in U.S. natural gas prices is being caused by a short-term supply/demand imbalance; our assertion that ever increasing depletion rates from smaller and smaller reservoirs should create a supply problem that only additional drilling can remedy; our belief that U.S. Gulf of Mexico peak dayrates are ahead of us, not behind us; our expectations regarding the dates the GLOMAR ADRIATIC IX and GLOMAR BALTIC I jackup rigs will depart the U.S. Gulf of Mexico; and other statements that are not historical facts.

     Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

     Factors that could cause or contribute to such differences include, but are not limited to, (a) changes in worldwide or regional economic conditions that could affect the demand for oil and/or natural gas, which in turn could affect oil and/or natural gas prices and our customers' demand for drilling services; (b) changes in the supply of offshore drilling rigs or rigs of a particular type available for work in a particular region or regions due to rig relocations, new rig construction, rigs being removed from service, or other factors; (c) unexpected additions to U.S. Gulf of Mexico natural gas reserves that significantly increase supply and alleviate current depletion rate concerns; (d) unexpected delays in rig relocations due to unexpected shipyard, engineering or transportation problems; and (e) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

     We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.



                          #           #            #
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                      GLOBAL MARINE INC. AND SUBSIDIARIES

                  Condensed Consolidated Statement of Income

                    (In millions, except per share amounts)

                                                           Three Months Ended                    Six Months Ended
                                                                June 30,                              June 30,
                                                     -------------------------------      ----------------------------------

                                                        2001                  2000              2001                  2000
                                                     ---------             ---------        ----------            ----------

Revenues:
  Contract drilling                                     $218.9                $148.0            $403.8                $258.4
  Drilling management                                    154.5                  79.2             238.1                 169.2
  Oil and gas                                              3.0                   4.1               9.3                   7.8
                                                     ---------             ---------        ----------            ----------

    Total revenues                                       376.4                 231.3             651.2                 435.4

Expenses:
  Contract drilling                                       97.1                  75.6             185.3                 139.2
  Drilling management                                    144.2                  73.4             227.2                 156.0
  Oil and gas                                              0.7                   0.7               1.4                   1.0
  Depreciation, depletion, and amortization               32.7                  26.4              65.4                  49.8
  Restructure costs                                          -                     -                 -                   5.2
  General and administrative                               6.3                   6.0              11.9                  12.2
                                                     ---------             ---------        ----------            ----------
    Total operating expenses                             281.0                 182.1             491.2                 363.4
                                                     ---------             ---------        ----------            ----------

    Operating income                                      95.4                  49.2             160.0                  72.0

Other income (expense):
  Interest expense                                       (14.1)                (17.3)            (28.2)                (34.1)
  Interest capitalized                                       -                   6.9                 -                  17.8
  Interest income                                          3.1                   0.7               6.0                   1.5
  Gain on sale of rig                                     35.1                     -              35.1                     -
                                                     ---------             ---------        ----------            ----------
    Total other income (expense)                          24.1                  (9.7)             12.9                 (14.8)
                                                     ---------             ---------        ----------            ----------

    Income before income taxes                           119.5                  39.5             172.9                  57.2

Provision for income taxes:
  Current tax provision                                    4.9                   2.1               7.6                   3.5
  Deferred tax provision                                  30.3                   9.3              40.3                  13.0
                                                     ---------             ---------        ----------            ----------
    Total provision for income taxes                      35.2                  11.4              47.9                  16.5
                                                     ---------             ---------        ----------            ----------

Net income                                              $ 84.3                $ 28.1            $125.0                $ 40.7
                                                     =========             =========        ==========            ==========


Earnings per share:
  Basic                                                 $ 0.48                $ 0.16            $ 0.71                $ 0.23
  Diluted                                               $ 0.46                $ 0.16            $ 0.69                $ 0.23

Average common shares:
  Basic                                                  176.5                 175.2             176.4                 174.9
  Diluted                                                187.3                 179.3             187.4                 178.7

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                      GLOBAL MARINE INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheet
                                 (In millions)

                                                                        June 30,            December 31,
                                                                          2001                  2000
                                                                      ---------             -----------
Current assets:
  Cash and cash equivalents                                            $  250.7                $  144.3
  Marketable securities                                                    39.4                       -
  Accounts receivable, net of allowances                                  200.1                   189.7
  Costs incurred on turnkey drilling contracts in progress                  7.1                    11.2
  Prepaid expenses                                                          6.1                     8.2
  Future income tax benefits                                               50.0                    50.0
  Other current assets                                                      1.1                     1.4
                                                                      ---------             -----------

    Total current assets                                                  554.5                   404.8

Net properties                                                          1,906.9                 1,940.1
Other assets                                                               75.2                    51.9
                                                                      ---------             -----------


    Total assets                                                       $2,536.6                $2,396.8
                                                                      =========             ===========

Current liabilities:
  Accounts payable                                                     $  103.2                $  116.7
  Accrued liabilities                                                      66.8                    66.6
                                                                      ---------             -----------

    Total current liabilities                                             170.0                   183.3

Long-term debt                                                            906.7                   901.3
Capital lease obligation                                                   18.0                    17.3
Other long-term liabilities                                                36.9                    24.0

Shareholders' equity:
  Common stock and additional paid-in capital                             377.0                   367.7
  Retained earnings                                                     1,030.0                   905.0
  Accumulated other comprehensive loss                                     (2.0)                   (1.8)
                                                                      ---------             -----------
    Total shareholders' equity                                          1,405.0                 1,270.9
                                                                      ---------             -----------

    Total liabilities and shareholders' equity                         $2,536.6                $2,396.8
                                                                      =========             ===========

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                      GLOBAL MARINE INC. AND SUBSIDIARIES

                Condensed Consolidated Statement of Cash Flows

                                (In millions)

                                                                                     Six Months Ended
                                                                                          June 30,
                                                                            -------------------------------
                                                                               2001                 2000
                                                                            ----------           ----------

Cash flows from operating activities:
  Net income                                                                   $125.0               $  40.7
  Adjustments to reconcile net income to net
   cash flow provided by operating activities:
    Depreciation, depletion, and amortization                                    65.4                  49.8
    Deferred income taxes                                                        40.3                  13.0
    Gain on sale of rig                                                         (35.1)                    -
    Decrease in accounts payable                                                (13.5)                (21.9)
    Increase in accounts receivable                                              (6.4)                (29.4)
    (Decrease) increase in other accrued liabilities                             (6.2)                  7.1
    Decrease in costs incurred
      on turnkey drilling contracts in progress                                   4.1                   8.2
    Decrease in prepaid expenses and other current assets                         2.1                   6.8
    Other, net                                                                   (7.9)                 (0.7)
                                                                            ---------             ---------

      Net cash flow provided by operating activities                            167.8                  73.6

Cash flows from investing activities:
  Capital expenditures                                                          (33.6)               (100.4)
  Proceeds from sales of properties and equipment                                 5.0                   1.2
  Purchases of marketable securities                                            (39.4)                    -
  Other                                                                             -                   0.3
                                                                            ---------             ---------

      Net cash flow used in investing activities                                (68.0)                (98.9)

Cash flows from financing activities:
  Increases in long-term debt                                                       -                 728.0
  Reductions of long-term debt                                                      -                (555.9)
  Debt issue costs                                                                  -                  (6.7)
  Proceeds from exercises of employee stock options                               6.6                   8.3
                                                                            ---------             ---------
    Net cash flow provided by financing activities                                6.6                 173.7
                                                                            ---------             ---------

Increase in cash and cash equivalents                                           106.4                 148.4
Cash and cash equivalents at beginning of period                                144.3                  83.3
                                                                            ---------             ---------

Cash and cash equivalents at end of period                                     $250.7               $ 231.7
                                                                            =========             =========

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                      GLOBAL MARINE INC. AND SUBSIDIARIES

                   Results of Operations by Business Segment

               (Dollars in millions, except for average dayrate)


                                                            Three Months Ended                 Six Months Ended
                                                                June 30,                           June 30,
                                                     -----------------------------        ---------------------------
                                                        2001               2000              2001              2000
                                                     ---------          ----------        --------          ---------
Revenues:
  Contract drilling                                    $ 223.8             $ 148.0         $ 412.9            $ 260.3
  Drilling management                                    157.5                81.4           242.0              174.1
  Oil and gas                                              3.0                 4.1             9.3                7.8
  Elimination                                             (7.9)               (2.2)          (13.0)              (6.8)
                                                     ---------          ----------        --------          ---------
    Total revenues                                     $ 376.4             $ 231.3         $ 651.2            $ 435.4
                                                     =========          ==========        ========          =========

Operating income:
  Contract drilling                                    $  90.0             $  47.6         $ 155.1            $  73.2
  Drilling management                                     10.3                 5.8            10.8               13.1
  Oil and gas                                              1.8                 2.3             6.8                4.4
  Restructure costs                                          -                   -               -               (5.2)
  Corporate expenses                                      (6.7)               (6.5)          (12.7)             (13.5)
                                                     ---------          ----------        --------          ---------

    Total operating income                                95.4                49.2           160.0               72.0
Interest expense, net of interest income                 (11.0)               (9.7)          (22.2)             (14.8)
Gain on sale of rig                                       35.1                   -            35.1                  -
                                                     ---------          ----------        --------          ---------
    Income before income taxes                         $ 119.5             $  39.5         $ 172.9            $  57.2
                                                     =========          ==========        ========          =========

Depreciation, depletion, and amortization
  included in operating income:
  Contract drilling                                    $  31.8             $  24.8         $  63.4            $  46.0
  Drilling management                                        -                   -             0.1                0.1
  Oil and gas                                              0.5                 1.1             1.1                2.4
  Corporate                                                0.4                 0.5             0.8                1.3
                                                     ---------          ----------        --------          ---------
    Total depreciation, depletion, and amortization    $  32.7             $  26.4         $  65.4            $  49.8
                                                     =========          ==========        ========          =========

Average rig utilization rate                                99%                 84%             94%                80%

Average dayrate                                        $75,500             $59,400         $73,400            $56,000

Turnkey wells drilled                                       38                  20              59                 49

Turnkey well completions                                     6                   3              13                 10